EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-84134, 333-37964 and 333-52896), Form S-4 (Nos. 333-4374 and 333-82593), and Form S-8 (Nos. 333-46146, 333-36606, 333-86531, 333-74061 and 333-105730) of Invitrogen Corporation of our report dated November 8, 2002 relating to the financial statements of Molecular Probes, Inc. and Subsidiaries for the year ended September 30, 2002, which appears in the Current Report on Form 8-K/A of Invitrogen Corporation dated August 22, 2003.

PricewaterhouseCoopers LLP

Portland, Oregon
October 30, 2003